                                                                    EXHIBIT 99.5

                         ABC RAIL PRODUCTS CORPORATION

          This proxy is solicited on behalf of the board of directors

  The undersigned acknowledges receipt of the accompanying notice of special meeting and proxy statement/prospectus and hereby appoints Donald W. Grinter and J.P. Singsank and each of them, attorneys and proxies, with full power of substitution and resubstitution, to vote all shares of common stock of ABC RAIL PRODUCTS CORPORATION (the "Company") held of record by the undersigned at the close of business on December 21, 1998 at the special meeting of stockholders of the Company to be held on February 19, 1999 at Bank of America, 231 S. LaSalle St., Chicago, Illinois, and at any postponement or adjournment thereof as indicated on the reverse side hereof.

  If this proxy is properly executed, the shares represented hereby will be voted in the manner directed on the reverse side and, in the absence of direction as to the manner of voting, will be voted FOR each of the proposals described on the reverse side.

  Please date this proxy and sign exactly as name(s) appears below and return the signed proxy in the enclosed envelope. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                               PLEASE DO NOT FOLD

                         (To be Signed on Reverse Side)
                                  SEE REVERSE
                                      SIDE




                                                 ----
Please mark your votes as in this example.
 X
                                    FOR ALL
                                    MATTERS
                                      FOR
                                    AGAINST
                                    ABSTAIN
The merger cannot be completed unless stockholders approve items 1, 2, and 3 below. To vote FOR each matter as recommended by the board of directors mark here:
1. To issue shares (the "Share Issuance") of common stock, par value $0.01 per share, together with the associated stock purchase rights, of the Company pursuant to the Amended and Restated Agreement and Plan of Merger dated December 10, 1998 (the "Merger Agreement") with NACO, Inc.
2. To amend the Company's certificate of incorporation to provide for a classified board of directors as provided in the Merger Agreement (the "Classified Board Amendment").
3. To amend the Company's certificate of incorporation to change the name of the corporation to "ABC-NACO Inc." as provided in the Merger Agreement (the "Corporate Name Amendment").
4. To postpone or adjourn the Special Meeting, if proposed by the board of directors (the "Adjournment Proposal").
5. As recommended by the Board of Directors, or in the absence of such recommendation in their own discretion, to vote upon such other business as may properly come before said meeting or any postponement or adjournment thereof.

All of the foregoing is as set forth in the Proxy Statement/Prospectus relating to the special meeting.
SIGNATURE(S) __________________________DATE ___________________________________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.